Exhibit 99.1

KULR Technology Group Sets Third Quarter 2022 Earnings Call for
Wednesday, November 9, 2022 at 4:30 p.m. ET

SAN DIEGO / GLOBENEWSWIRE / October 24, 2022 / KULR Technology Group, Inc. (NYSE American: KULR) (“the Company or “KULR”), a leading energy management platform accelerating the electrification of the circular economy, will hold a conference call on Wednesday, November 9, 2022 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss its financial results for the third quarter ended September 30, 2022. Financial results will be issued in a press release prior to the call.

KULR management will host the conference call, followed by a question-and-answer period.

Date: Wednesday, November 9, 2022

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

U.S. dial-in: 855-459-0165

Access Code: 361411

Webcast: Click here to access

Please call the conference telephone number 10 minutes prior to the start time. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the Company’s presentation section of the investor relations website.

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) is a leading energy management platform offering proven solutions that play a critical role in accelerating the electrification of the circular economy. Leveraging a foundation in developing, manufacturing, and licensing next-generation carbon fiber thermal management technologies for batteries and electronic systems, KULR has evolved its holistic suite of products and services to enable its customers across disciplines to operate with efficiency and sustainability in mind. For more information, please visit https://www.kulrtechnology.com/.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 28, 2022. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations:

Tom Colton or John Yi

Gateway Group

Main: (949) 574-3860

KULR@gatewayir.com

Public Relations:
Robert Collins / Zach Kadletz / Anna Rutter
Gateway Group
Main: (949) 574-3860
KULR@gatewayir.com

Brokers and Analysts:
Chesapeake Group
Main: (410) 825-3930
info@chesapeakegp.com